UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2006

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781 (0-1052)	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2006, our Board of Directors approved amendments to our Retirement Plan for Employees of Millipore Corporation (the “Retirement Plan”) and to our Millipore Corporation Employees’ Participation and Savings Plan (the “Participation Plan”).

The principal amendments to the Retirement Plan are:

•	To freeze the Retirement Plan effective December 31, 2006, after which date no benefits will accrue.

•	To provide eligible participants a one-time final opportunity in early 2007 to transfer balances in their Participation Plan accounts to the Retirement Plan for the purpose of purchasing an annuity under the existing terms of the Retirement Plan.

•	To prohibit, with the exception of the final one-time opportunity described above, transfers from the Participation Plan to the Retirement Plan. Participants who do not elect a transfer will receive only such benefits, if any, otherwise available to them under the Retirement Plan.

The principal amendments to the Participation Plan, to become effective starting on January 1, 2007, are:

•	To discontinue annual employer contributions to eligible employees’ Participation Plan accounts.

•	To permit eligible employees to begin participating immediately in the 401(k) component of the Participation Plan (without a waiting period).

•	To increase matching contributions rates such that Millipore will match a participant’s 401(k) deferrals dollar for dollar up to the first six percent (6%) of compensation deferred by the participant. The eligibility for such matching contributions will be upon commencement of employment under the existing terms of the 401(k) component of the Participation Plan.

•	To permit participants to diversify the investment of all of their accounts among funds available under the 401(k) component of the Participation Plan, although the extension of participant-directed investment discretion to Participation Plan accounts will take effect after the one-time transfer opportunity described above in the amendments to the Retirement Plan.

•	To reflect the final, one-time transfer opportunity described above in the amendments to the Retirement Plan.

A copy of the amendments to our Retirement Plan is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the amendments to our Participation Plan is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01. Other Events.

On October 26, 2006, upon the recommendation of the Governance & Public Policy Committee of our Board of Directors, the Board adopted amendments to our Governance Policies and corresponding amendments to the charter of the Governance & Public Policy Committee. These amendments set forth procedures for the receipt of the resignation of any director nominated for election who receives a greater number of votes “withheld” from his or her election than “for” such election in an uncontested election of directors.

A copy of our Amended and Restated Governance Guidelines is filed herewith as Exhibit 99.1. A copy of our Amended and Restated Charter of the Governance & Public Policy Committee is filed herewith as Exhibit 99.2. These updated documents have been posted on our website, www.millipore.com, under the “Governance” link.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are included with this Report:

Exhibit No.	Description
10.1	Amendments to Retirement Plan for Employees of Millipore Corporation

10.2	Amendments to Millipore Corporation Employees’ Participation and Savings Plan

99.1	Amended and Restated Governance Guidelines

99.2	Amended and Restated Charter of the Governance & Public Policy Committee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/ Jeffrey Rudin
Jeffrey Rudin Vice President and General Counsel

Date: October 31, 2006

Exhibit No.	Description
10.1	Amendments to Retirement Plan for Employees of Millipore Corporation

10.2	Amendments to Millipore Corporation Employees’ Participation and Savings Plan

99.1	Amended and Restated Governance Guidelines

99.2	Amended and Restated Charter of the Governance & Public Policy Committee